Exhibit 5.1

11682 EL CAMINO REAL  SUITE 200  SAN DIEGO, CA  92130-2092  619.234.5000  F:858.509.4010

January 25, 2005

MediciNova, Inc.

4350 La Jolla Village Drive, Suite 950

San Diego, California 92122

Re:	Registration Statement on Form S-1, SEC File No. 333-119433

Ladies and Gentlemen:

We are acting as counsel for MediciNova, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-119433) relating to the registration under the Securities Act of 1933 (the “Act”) of 39,000,000 shares of Common Stock, par value $0.001 per share of the Company (the “Common Stock”), of which 34,500,000 authorized but heretofore unissued shares (including 4,500,000 shares subject to the underwriters’ over-allotment option) are to be offered and sold by the Company and 4,500,000 shares are being registered to facilitate a share-borrowing arrangement between the underwriters and the lending stockholders named therein (the “Lending Stockholders”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462 Registration Statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) Registration Statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (ii) the shares of Common Stock registered on behalf of the Lending Stockholders have been duly authorized and legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop